                                                                     EXHIBIT 3.3

                                    FORM OF
                   RESTATED CERTIFICATE OF INCORPORATION OF
                           CORINTHIAN COLLEGES, INC.

                               Article I:  Name
                                           ----

          The name of this corporation (the "Corporation") is Corinthian Colleges, Inc.

                        Article II:  Registered Office
                                     -----------------

          The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporate Agents, Inc.

                             Article III:  Purpose
                                           -------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                          Article IV:  Capital Stock
                                       -------------

                             A.  Authorized Stock
                                 ----------------

          The total number of shares of capital stock which the Corporation has authority to issue is 43,000,000 shares, consisting of:

          (1) 500,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

          (2) 40,000,000 shares of Common Stock, par value $.0001 per share (the "Common Stock"); and

          (3) 2,500,000 shares of Nonvoting Common Stock, par value $.0001 per share (the "Nonvoting Common Stock").

          The Common Stock and the Nonvoting Common Stock are hereafter collectively referred to as the "Classes of Common Stock."

          Immediately upon the effectiveness of this Restated Certificate of Incorporation, (i) each outstanding share of the Corporation's Class A Common Stock, par value $.01 per share, shall without further action by the Corporation or the holder thereof be reclassified, changed and converted into 44.094522 shares of Common Stock, par value $.0001 per share, and (ii) each outstanding share of the Corporation's Class B Common Stock, par value $.01 per share, shall without further action by the Corporation or the holder thereof be reclassified, changed and converted into 44.094522 shares of Nonvoting Common Stock, par value $.0001 per share.

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                              B.  Preferred Stock
                                  ---------------

          Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences, privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

          Pursuant to the provisions of this Article IV, there is hereby created a series of Preferred Stock designated as "Class A Series 1 Preferred Stock" consisting of 18,125 shares (the "Series 1 Preferred"), a series of Preferred Stock designated as "Class A Series 2 Preferred Stock" consisting of 25,000 shares (the "Series 2 Preferred"), and a series of Preferred Stock designated as "Class A Series 3 Preferred Stock" consisting of 25,000 shares (the "Series 3 Preferred" and together with the Series 2 Preferred, the "Convertible Preferred"), in each case having designations, powers, rights and preferences as follows (the Series 1 Preferred, Series 2 Preferred and the Series 3 Preferred collectively referred to herein as the "Class A Preferred"):

     Section 1.  Dividends.
                 ----------

          1A. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Class A Preferred as provided in this
     Section 1. Except as otherwise provided herein, dividends on each share of the Series 1 Preferred shall accrue on a daily basis at the rate of 6% per annum until June 30, 2002 and 12% per annum thereafter of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance to and including the date on which the Liquidation Value of such share of Series 1 Preferred (plus all accrued and unpaid dividends thereon) is paid. Except as otherwise provided herein, dividends on each share of the Convertible Preferred shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance to and including the first to occur of (i) the date on which the Liquidation Value of such share of Convertible Preferred (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation, (ii) the date on which such share of Convertible Preferred is converted into shares of Conversion Stock hereunder or (iii) the date on which such share of Convertible Preferred is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any

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     Junior Securities. The date on which the Corporation initially issues any share of Class A Preferred (a "Share") shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B.  Dividend Reference Dates.  To the extent not paid on March 31,
               ------------------------
     June 30, September 30 and December 31 of each year, beginning September 30, 1995 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
     provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed ratably among the holders of the Class A Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          1D.  Participating Dividends.  In addition to the dividends accruing
               -----------------------
     on the Convertible Preferred under paragraph 1A above, in the event that the Corporation declares or pays any dividends upon the Classes of Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of the Classes of Common Stock, the Corporation shall also declare and pay to the holders of the Convertible Preferred at the same time that it declares and pays such dividends to the holders of the Classes of Common Stock, the dividends which would have been declared and paid with respect to the Classes of Common Stock issuable upon conversion of the Convertible Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of the Classes of Common Stock entitled to such dividends are to be determined.

     Section 2.  Liquidation.  Upon any liquidation, dissolution or winding up
                 -----------
of the Corporation, each holder of Series 1 Preferred shall be entitled to be paid, pari passu with the holders of the Convertible Preferred pursuant to clause (a) below and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all shares of Series 1 Preferred held by such holder, and the holders of Series 1 Preferred shall not be entitled to any further payment. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Convertible Preferred shall be entitled to be paid the greater of (a) an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares of Convertible Preferred held by such holder, pari passu with the holders of the Series 1 Preferred and before any distribution or payment is made upon any Junior Securities or (b) the amount that such holder of the Convertible Preferred would receive on an "as if" converted basis with the holders of the Classes of Common Stock as a single class in the distribution of assets of the Corporation with respect to the Classes of Common Stock after payment of all amounts to the holders of Series 1

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Preferred pursuant to this Section 2, and the holders of Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Class A Preferred. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.  Priority of Class A Preferred. So long as any Class A Preferred
                 -----------------------------
remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may purchase shares of either of the Classes of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of the Executive Stock Agreement so long as no Event of Noncompliance is in existence at the time of or immediately after such purchase.

     Section 4.  Redemptions.
                 -----------

          4A.    Scheduled Redemptions of Series 1 Preferred; Optional
                 -----------------------------------------------------
     Redemption by the Holders of the Series 1 Preferred. The Corporation shall
     ---------------------------------------------------
     redeem all outstanding Shares of Series 1 Preferred on October 31, 2005 (the "Scheduled Redemption Date") at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). At any time and from time to time after June 30, 2001, the holders of a majority of the outstanding Shares of Series 1 Preferred may request redemption of all or any portion of their Shares of Series 1 Preferred by delivering written notice of such request to the Corporation; provided that such redemption would not conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Series 1 Preferred, and such other holders may request redemption of all or any portion of their Shares of Series 1 Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made pursuant to this paragraph 4A which would not conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 60 days after receipt of the initial redemption request therefor. No redemptions pursuant to this paragraph 4A shall be requested for less than an aggregate of 100 Shares (or such lesser number of Shares of Series 1 Preferred then outstanding), and redemptions made

                                       4
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pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Shares of the Series 1 Preferred on the Scheduled Redemption Date.

     4B.  Optional Redemptions by the Corporation of Series 1 Preferred.  The
          -------------------------------------------------------------
Corporation may at any time, and from time to time, redeem all or any portion of the Series 1 Preferred then outstanding. In connection with any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) if such redemption would not conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement. No redemption pursuant to this paragraph may be made for less than 100 Shares (or such lesser number of Shares of Series 1 Preferred then outstanding), and redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Shares of the Series 1 Preferred on the Scheduled Redemption Date.

     4C.  Redemption of Series 1 Preferred After Public Offering.  The
          ------------------------------------------------------
Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Series 1 Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem Shares of Series 1 Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) if such redemption would not conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement. Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds. Redemptions of Shares of Series 1 Preferred pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Shares of Series 1 Preferred on the Scheduled Redemption Date.

     4D.  Optional Redemptions by the Holders of Convertible Preferred.  At any
          ------------------------------------------------------------
time and from time to time after June 30, 2001, the holders of a majority of the outstanding Convertible Preferred may request redemption of all or any portion of their Shares of Convertible Preferred by delivering written notice of such request to the Corporation; provided that in no event will the Corporation redeem Shares of Convertible Preferred in connection with such request having a Liquidation Value in excess of $4,000,000 (the "Optional Redemption Limit") and in no event will the Corporation redeem Shares of Convertible Preferred in connection with such request if such redemption would conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Convertible Preferred, and such other holders may request redemption of all or any portion of their Shares of Convertible Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. If the Liquidation Value of the Shares requested to be included in such redemption exceeds the Optional Redemption Limit, the Corporation shall include in such redemption the number of Shares requested to be included pro rata among the respective holders thereof based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by such holder. At any time and from time to time after October 17, 2004, the holders of a majority of the outstanding Convertible Preferred may request

                                       5
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redemption of all or any portion of the remaining Shares of Convertible
Preferred by delivering written notice of such request to the Corporation if such redemption would not conflict with the terms of or constitute a default or event of default under the Note Agreement or the Sub-Debt Agreement. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Convertible Preferred, and such other holders may request redemption of all or any portion of their Shares of Convertible Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made pursuant to this paragraph 4D at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 60 days after receipt of the initial redemption request therefor. No redemptions pursuant to this paragraph 4D shall be requested for less than an aggregate of 100 Shares (or such lesser number of Shares of Convertible Preferred then outstanding), and redemptions pursuant to this paragraph 4D shall not relieve the Corporation of its obligation to redeem Shares pursuant to paragraph 4K below.

     4E.  Redemption Payment.  For each Share which is to be redeemed, the
          ------------------
Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Share on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     4F.  Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of the Class A Preferred to each record holder of the Class A Preferred not more than 60 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

     4G.  Determination of the Number of Each Holder's Shares to be Redeemed.
          ------------------------------------------------------------------
Except as otherwise proved herein, the number of Shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a

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fraction, the numerator of which shall be the aggregate Liquidation Value (plus all accrued but unpaid dividends thereon) of all Shares then held by such holder and the denominator of which shall be the aggregate Liquidation Value (plus all accrued but unpaid dividends thereon) of all Shares then outstanding.

     4H.  Dividends After Redemption Date.  No Share is entitled to any
          -------------------------------
dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

     4I.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
          -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

     4J.  Other Redemptions or Acquisitions.  Neither the Corporation nor any
          ---------------------------------
Subsidiary shall redeem or otherwise acquire any Class A Preferred, except as expressly authorized herein.

     4K.  Special Redemptions.
          -------------------

          (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) 10 days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owed by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or
     (b) five days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Classes of Common Stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Classes of Common Stock as of the filing of the Restated Certificate of

     Incorporation, filed with the Secretary of State of the State of Delaware on November 21, 1997) owning more than 50% of the Classes of Common Stock outstanding at the time of such sale or issuance or series of sales and/or issuances.

          (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Class A Preferred not more than 45 days nor less than 10 days prior to the consummation thereof. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 10 days prior to consummation of the Fundamental Change or (b) 10 days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

          (iii) Redemptions made pursuant to this paragraph 4K shall not relieve the Corporation of its obligation to redeem Series 1 Preferred on the Scheduled Redemption Date pursuant to paragraph 4A hereof.

Section 5.  Events of Noncompliance.
            -----------------------

     5A.    Definition.  An "Event of Noncompliance" shall be deemed to have
            ----------
occurred if:

          (i) the Corporation (a) fails to pay on any Dividend Reference Date (beginning with the Dividend Reference Date on December 31, 1998) the full amount of dividends then accrued on the Series 1 Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject or (b) fails to pay on any Dividend Reference Date (beginning with the Dividend Reference Date on December 31,
     1998) the full amount of dividends then accrued on the Convertible Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation fails to make any redemption payment with respect to the Class A Preferred which it is obligated to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (iii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreements or the Registration Agreement;

          (iv) any representation or warranty contained in the Purchase Agreements or required to be furnished to any holder of Class A Preferred pursuant to the Purchase Agreements, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Class A Preferred, is false or misleading in any material respect on the date made or furnished;

          (v) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its ability to pay its debts generally as they become due; or any order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation of any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (vi) a judgment in excess of $50,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

          (vii) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity; or

          (viii) any of the provisions of the Executive Stock Agreements that are for the benefit of the "Investors" (as such term is defined therein) are violated by any of the "Executives" (as such term is defined therein).

Notwithstanding the foregoing, the foregoing clauses (i) through (iv) and (vi) through (viii) of this paragraph 5A shall not be deemed Events of Non-Compliance so long as the "Debt" (as defined in the Note Agreement) in outstanding
                ----
principal amounts, plus amounts which the Corporation is permitted to borrow thereunder, aggregate to at least $2.5 million).

     5B.  Consequences of Events of Noncompliance.
          ---------------------------------------

          (i) If any Event of Noncompliance has occurred, the holder or holders of a majority of the Class A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Class A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Class A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          (ii) If any Event of Noncompliance exists, each holder of Class A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 6.  Conversion.
            ----------

     6A.  Conversion Procedure.
          --------------------

          (i) At any time and from time to time, any holder of Convertible Preferred may convert all or any portion of the Convertible Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $100 and dividing the result by the Conversion Price then in effect.

          (ii) Except as otherwise provided herein, each conversion of Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Convertible Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

          (iv) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Convertible Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until immediately prior to the consummation of such transaction.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                (b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto in accordance with the provisions of subparagraph (vi) below, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                (c) a certificate representing any Shares of Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (vi) If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Convertible Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder. Notwithstanding the foregoing provisions of this subparagraph (vi), if for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Convertible Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

               (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred shall be made without charge to the holders of such Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes (other than any taxes relating to any dividends paid with respect thereto), liens, charges and encumbrances with respect to the issuance thereof.

               (viii) The Corporation shall not close its books against the transfer of Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Convertible Preferred in any manner which interferes with the timely conversion of Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Preferred.

               (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

               (xi) If the shares of Conversion Stock issuable by reason of conversion of Convertible Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

          6B.  Conversion Price.
               ----------------

               (i) The initial Conversion Price shall be $254,975. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

               (ii) If and whenever after the original date of issuance of the Convertible Preferred the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any share of the Classes of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced, except in cases where the second sentence of subparagraph 6B(iii) is applicable or in cases where subparagraph 6C(ix) is applicable, to the lowest net price per share at which any such share of the Classes of Common Stock has been issued or sold or is deemed to have been issued or sold.

               (iii) For the purposes of this paragraph 6B and paragraph 6C, any Nonvoting Common Stock purchased by the Executives pursuant to the Executive Stock Agreements which will vest upon a Trigger Event (the "Earnback Shares") and any of the Classes of Common Stock issuable
           ---------------
          upon exercise of the Contingent Warrants (the "Contingent Warrant
                                                         ------------------
          Shares") shall not be deemed to be issued and outstanding on the date
          ------
          of issuance of the Convertible Preferred and shall be deemed to be issued at the time of vesting of the Earnback Shares as a result of the occurrence of such Trigger Event. Notwithstanding anything to the contrary set forth in this paragraph 6B or in paragraph 6C, if the Earnback Shares vest and/or the Contingent Warrant Shares are issuable, the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the product derived by multiplying the Conversion Price in effect immediately prior to such vesting by the number of shares of the Classes of Common Stock Deemed Outstanding immediately prior to such vesting by (b) the number of shares of the Classes of Common Stock Deemed Outstanding (including Earnback Shares and shares issuable upon exercise of the Contingent Warrants immediately after such vesting).

               (iv) In the event the Corporation shall consummate a Qualified Initial Public Offering on or prior to October 31, 1999, the Conversion Price shall be increased to the Conversion Price determined by dividing:

                    (a) the product derived by multiplying (1) the Conversion
               Price in effect immediately prior to such Qualified Initial Public Offering by (2) the number of shares of Conversion Stock issuable to the holders of the Convertible Preferred at the Conversion Price in effect immediately prior to such Qualified Initial Public Offering by

                    (b) the difference of (1) the number of shares of Conversion
               Stock issuable to the holders of the Convertible Preferred at the Conversion Price in effect immediately prior to such Qualified Initial Public Offering and (2) the product derived by multiplying the Maximum Conversion Adjustment by the Percentage Conversion Adjustment.

           6C. Effect on Conversion Price of Certain Events.  For purposes of
               --------------------------------------------
     determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

               (i)  Issuance of Rights or Options.  If the Corporation in any
                    -----------------------------
           manner grants or sells any Option and the lowest price per share for which any one share of the Classes of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of the Classes of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of the Classes of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of the Classes of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such shares of the Classes of Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such shares of the Classes of Common Stock upon conversion or exchange of such Convertible Security.

          (ii)  Issuance of Convertible Securities. If the Corporation in any
                ----------------------------------
     manner issues or sells any Convertible Security and the lowest price per share for which any one share of the Classes of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of the Classes of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of the Classes of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of the Classes of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such share of the Classes of Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate.  If the purchase
                -----------------------------------------
     price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for shares of the Classes of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Convertible Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of the Classes of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no change shall at any time cause the Conversion Price hereunder to be increased above the Conversion Price in effect immediately prior to the issuance of such Option or Convertible Security.

          (iv)  Treatment of Expired Options and Unexercised Convertible
                --------------------------------------------------------
     Securities. Upon the expiration of any Option or the termination of any
     ----------
     right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Convertible Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Convertible Preferred.

          (v)    Calculation of Consideration Received.  If any shares of the
                 -------------------------------------
     Classes of Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any shares of the Classes of Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any shares of the Classes of Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of the Classes of Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the corporation and the holders of a majority of the outstanding Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne equally by the Corporation and the holders of the Convertible Preferred.

          (vi)  Integrated Transactions.  In case any Option is issued in
                -----------------------
     connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii) Treasury Shares.  The number of shares of the Classes of
                ---------------
     Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of such shares of the Classes of Common Stock.

          (viii)  Record Date.  If the Corporation takes a record of the holders
                  -----------
     of the Classes of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of the Classes of Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase shares of the Classes of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Classes of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ix) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (a) the issuance of any shares of the Classes of Common Stock upon the exercise of the Existing Warrants, (b) the issuance of any shares of the Classes of Common Stock upon the exercise of the New Warrants and (c) any issue or sale (or deemed issue or sale) of shares of the Classes of Common Stock to employees of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors.

     6D.  Subdivision or Combination of Classes of Common Stock.  If the
          -----------------------------------------------------
Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of the Classes of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of the Classes of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6E.  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
          ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of the Classes of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Classes of Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that each of the holders of Convertible Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 shall thereafter be applicable to the Convertible Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an appropriate adjustment of the Conversion Price and a corresponding adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Convertible Preferred to reflect the treatment of the Classes of Common Stock in such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     6F.  Certain Events.  If any event occurs of the type contemplated by the
          --------------
provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Convertible Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred, except as a result of the subsequent cancellation or termination of any such arrangements without such arrangements being exercised; provided, further that such subsequent cancellation or termination of any such arrangement shall not, under any circumstances, increase the Conversion Price above the Conversion Price in effect immediately prior to the event which reduced the Conversion Price as contemplated in this paragraph 6F.

     6G.  Notices.
          -------
          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon the Classes of Common Stock, (b) with respect to any pro rata subscription offer to holders of the Classes of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     6H.  Public Offering Conversion.  At such time as the Corporation shall
          --------------------------
effect a Qualified Initial Public Offering, the Corporation may, at its option and by delivering 10 days' prior written notice to the holders of Convertible Preferred, require the conversion of all Shares of the Convertible Preferred (including any fraction of a Share) into shares of Conversion Stock. Any such conversion shall only be effected at the time of and shall be subject to the closing of the sale of shares of the Classes of Common Stock pursuant to such Qualified Initial Public Offering.

           6I.  Limitation on Conversion.  Notwithstanding any other provisions
                ------------------------
     hereof, no holder of Shares of Convertible Preferred shall be entitled to exercise the conversion rights under this Section 6 to acquire any share or shares of Conversion Stock if, as a result of such conversion, such holder and its affiliates, directly or indirectly, would own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates is to be permitted to own, control or have power to vote under any law or under any regulation, rules or other requirement of any governmental authority at any time applicable to such holder and its affiliates. For purposes of this paragraph, a written statement of the holder involved, to the effect that such holder is legally entitled to exercise its conversion rights under this Section 6 to acquire shares of Conversion Stock and that such holder shall not violate the prohibitions set forth in the preceding sentence, shall be sufficient evidence of the legality thereof and shall obligate the Corporation to deliver certificates representing the shares of Conversion Stock so purchased in accordance with the other provisions hereof.

     Section 7.  Liquidating Dividends.
                 ---------------------

          If the Corporation declares or pays a dividend upon the Classes of Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of the Classes of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Convertible Preferred at the time of payment thereof of the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Convertible Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date of which the record holders of the Classes of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Liquidating Dividends consisting of securities which are nonvoting (except as otherwise required by law), which are otherwise identical to the Liquidating Dividends consisting of voting securities and which are convertible into such voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock.

     Section 8.  Purchase Rights.
                 ---------------

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of the Classes of Common Stock (the "Purchase Rights"), then each holder of Convertible Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Convertible Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Corporation shall make available to each holder of Series 2 Preferred, at such holder's request, Purchase Rights involving securities which are nonvoting (except as otherwise required by law), which are otherwise identical to the Purchase Rights involving voting securities and which are convertible into such voting securities on the same terms as Nonvoting Common Stock is convertible into Common Stock.

     Section 9.  Voting Rights.
                 -------------

          Each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting. Except as otherwise provided herein and as otherwise required by law, the holders of Class A Preferred shall have no right to vote on any matters to be voted on by the Stockholders of the Corporation; provided that the holders of Class A Preferred shall have the right to vote as a separate class on any amendment to the Certificate of Incorporation of the Corporation or any equivalent action by the Corporation that alters the term of the Class A Preferred.

     Section 10.  Registration of Transfer.
                  ------------------------

          The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

     Section 11.  Replacement.
                  -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated on the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 12.  Definitions.
                  -----------

          "Classes of Common Stock" means, collectively, the Corporation's
           -----------------------
Common Stock, the Corporation's Nonvoting Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Classes of Common Stock Deemed Outstanding" means, at any given time,
           ------------------------------------------
the number of shares of the Classes of Common Stock actually outstanding at such time, plus the number of shares of the Classes of Common Stock deemed to be outstanding pursuant to paragraph 6C hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of the Classes of Common Stock issuable upon conversion of the Convertible Preferred.

          "Contingent Warrants" shall mean the Contingent Stock Warrants, dated
           -------------------
October 17, 1996, issued to The Prudential Insurance Company of America, Primus Capital Fund III Limited Partnership, Banc One Capital Partners II, Ltd. and BOCP II, Limited Liability Company.

          "Conversion Stock" means, (i) with respect to any holder of Series 2
           ----------------
Preferred, shares of the Corporation's Nonvoting Common Stock and (ii) with respect to any holder of Series 3 Preferred, shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Convertible Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares; and provided further that if such securities issuable on conversion of the Series 2 Preferred involve voting securities, such entity or the Corporation, as the case may be, shall make available to each holder of Series 2 Preferred, at such holder's request, securities issuable upon conversion of the Series 2 Preferred which are Nonvoting (except as otherwise required by law), which are otherwise identical to the securities issuable upon conversion of the Series 2 Preferred which are voting securities and which are convertible into such voting securities on the same terms as nonvoting Common Stock is convertible into Common Stock.

          "Convertible Preferred Purchase Agreement" means the Purchase
           ----------------------------------------
Agreement, dated as of November 7, 1997, by and among the Corinthian Schools, Inc., Primus Capital Fund III Limited Partnership and Banc One Capital Partners II, Limited Liability Company, as such agreement may from time to time be amended in accordance with its terms.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable the Classes of Common Stock.

          "Executives" means the Executives as defined in the Purchase
           ----------
Agreements.

          "Executive Stock Agreements" means the Executive Stock Agreements as
           --------------------------
defined in the Purchase Agreements.

          "Existing Warrants" means, collectively, the warrants to acquire
           -----------------
shares of the Classes of Common Stock; (i) issued in connection with the Note Purchase and Revolving Credit Agreement, dated October 17, 1996, between the Corporation and Prudential, (ii) issued in connection with the Subordinated Note and Warrant Purchase Agreement, dated October 17, 1996, among the Corporation and the other signatories thereto and (iii) any warrants or other rights to acquire shares of the Classes of Common Stock issued in exchange for or in replacement of such warrants, but in each case excluding the Contingent Warrants.

          "IPO Valuation" means 50% of the aggregate market value of the
           -------------
Corporation's Classes of Common Stock immediately prior to the consummation of a Qualified Initial Public Offering (with such aggregate market value being determined by multiplying (i) the sum of (A) the number of shares of the Classes of Common Stock issued pursuant to the Purchase Agreements and the Executive Stock Agreements (including the Earnback Shares) and (B) the number of shares of the Classes of Common Stock issued or issuable upon conversion of the Convertible Preferred and upon exercise of all of the Existing Warrants, the Contingent Warrants and the New Warrants (as each such number of shares shall be proportionally adjusted for any stock split, stock combination or other recapitalization of the Corporation) by (ii) the price per share of the Classes of Common Stock paid by the public in connection with such Qualified Initial Public Offering.

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation other than the Class A Preferred.

          "Liquidation Value" of any Share as of any particular date shall be
           -----------------
equal to $100.

          "Market Price" of any security means the average of the closing prices
           ------------
of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Class A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Class A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation and the holders of the Class A Preferred shall pay the fees and expenses of such appraiser.

          "Maximum Conversion Adjustment" means 5,161.91, as such number may be
           -----------------------------
proportionately adjusted to reflect any stock split, stock combination or other recapitalization of the Corporation.

          "New Warrants" means, collectively, the warrants to acquire shares of
           ------------
the Classes of Common Stock: (i) issued to Prudential in connection with the Default Waiver and Third Amendment under the Note Agreement, dated October 31, 1997, between the Corporation and Prudential, (ii) issued in connection with the Convertible Preferred Purchase Agreement and (iii) any warrants or other rights to acquire shares of the Classes of Common Stock issued in exchange for or in replacement of such warrants.

          "Note Agreement" means the Note Purchase and Revolving Credit
           --------------
Agreement, dated October 17, 1996, between the Corporation and Prudential, as amended.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase the Classes of Common Stock or Convertible Securities.

          "Percentage Conversion Adjustment" means the quotient determined by
           --------------------------------
dividing the amount by which the IPO valuation exceeds $40,000,000 (as such number is proportionally adjusted for any stock split, stock combination or other recapitalization of the Corporation) by $10,000,000 (as such number is proportionally adjusted for any stock split, stock combination or other recapitalization of the Corporation); provided that in no event shall the Percentage Conversion Adjustment be greater than one or less than zero.

                    For example, if the IPO Valuation at the time of the Qualified Initial Public Offering is $48,000,000 then the Percentage Conversion Adjustment shall be 80% ((48,000,000 - 40,000,000) /
          10,000,000).

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Prudential" means The Prudential Insurance Corporation of America.
           ----------

          "Public Offering" means any offering by the Corporation of its equity
           ---------------
securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force provided that for purposes of paragraph 4C or paragraph 6H hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Purchase Agreements" means, collectively, (i) the Purchase Agreement,
           -------------------
dated as of June 30, 1995, by and among the Corporation (the assignee of the rights and obligations thereunder of Corinthian Schools, Inc.), Primus Capital Fund III Limited Partnership and BOCP II, Limited Liability Company, an Ohio limited liability company and successor-in-interest to Banc One Capital Partners II, Limited Partnership, as such agreement may from time to time be amended in accordance with its terms and (ii) the Convertible Preferred Purchase Agreement.

          "Qualified Initial Public Offering" means the sale by the Corporation,
           ---------------------------------
in an underwritten initial Public Offering of shares of the Corporation's Classes of Common Stock having an aggregate offering value of at least $25 million and where the aggregate market value of the Corporation's Classes of Common Stock immediately prior to the consummation of such Public Offering shall be at least $80 million (with such aggregate market value being determined by multiplying (A) the sum of (1) the number of shares of the Classes of Common Stock issued pursuant to the Purchase Agreements and the Executive Stock Agreements (including the Earnback Shares) and (2) the number of shares of the Classes of Common Stock issued or issuable upon conversion of the Convertible Preferred and upon exercise of all of the Existing Warrants, the Contingent Warrants and the New Warrants (as each such number of shares shall be proportionally adjusted for any stock split, stock combination or other recapitalization of the Corporation) by (B) the price per share of the Classes of Common Stock paid by the public in connection with such Public Offering).

          "Registration Agreement" means the Registration Agreement as defined
           ----------------------
in the Purchase Agreements.

          "Redemption Date" as to any Share means the date specified in the
           ---------------
notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Share" has the meaning specified in paragraph 1A of Section 1 of this
           -----
Part B.

          "Sub-Debt Agreement" means the Subordinated Note and Warrant Purchase
           ------------------
Agreement, dated October 17, 1996, among the Corporation and the other signatories thereto, as amended.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          "Trigger Event" means a Trigger Event as defined in the Executive
           -------------
Stock Agreements.

     Section 13.  Amendment and Waiver.
                  --------------------

          No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of at least a majority of each Series of the Class A Preferred outstanding at the time such action is taken.

     Section 14.  Notices.
                  -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                          C.  Classes of Common Stock
                              -----------------------

          Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Common Stock and Nonvoting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

     Section 1.  Voting Rights.
                 -------------

          Except as otherwise provided in this part C or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Nonvoting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Nonvoting Common Stock shall have the right to one vote per share together with the Common Stock as one class on (i) any merger or consolidation of the Corporation with or into another entity or entities, (ii) any sale of all or substantially all of the Corporation's assets and (iii) any amendment to the Corporation's Certificate of Incorporation.

     Section 2.  Dividends.
                 ---------

          As and when dividends are declared or paid with respect to shares of the Classes of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of the Classes of Common Stock; provided that (i) if dividends are declared or paid in shares of the Classes of Common Stock, the dividends payable to the holders of Common Stock shall be payable in shares of Common Stock and the dividends payable to the holders of nonvoting Common Stock shall be payable in shares of Nonvoting Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Nonvoting Common Stock, at such holder's request, dividends consisting of nonvoting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Nonvoting Common Stock is convertible into the

Common Stock. The right of the holders of the Classes of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

     Section 3.  Liquidation.
                 -----------

          Subject to the provisions of the Class A Preferred Stock, the holders of the Common Stock and the holders of the Nonvoting Common Stock shall be entitled to participate pro rata at the same rate per share of each of the Classes of Common Stock in all distributions to the holders of the Classes of Common Stock in any liquidation, dissolution or winding up of the Corporation.

     Section 4.  Conversion.
                 ----------

          4A.  Conversion of Common Stock.  Each holder of Common Stock shall be
               --------------------------
     entitled at any time to convert any or all of the shares of such holder's Common Stock into an equal number of shares of Nonvoting Common Stock.

          4B.  Conversion of Nonvoting Common Stock.
               ------------------------------------
               (i) In connection with the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Nonvoting Common Stock shall be entitled to convert into an equal number of shares of Common Stock any or all of the shares of such holder's Nonvoting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

               (ii) For purposes of this paragraph 4B, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force),
          (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")), if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Nonvoting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) is, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and
          (e) a merger, consolidation or
          similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this paragraph 4B, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

               (iii) Each holder of Nonvoting Common Stock shall be entitled to convert shares of Nonvoting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Nonvoting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Nonvoting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Nonvoting Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Nonvoting Common Stock.

          4C.  Conversion Procedure.
               --------------------
               (i) Unless otherwise provided in connection with a Conversion Event with respect to the Nonvoting Common Stock, each conversion of shares of one of the Classes of Common Stock into shares of the other class of the Classes of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Classes of Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such class of the Classes of Common Stock represented by such certificate or certificates into shares of the other class of the Classes of Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Nonvoting Common Stock or Common Stock, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock or Nonvoting Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock or Nonvoting Common Stock represented thereby.

               (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock or Nonvoting Common Stock issuable upon such conversion and (b) a certificate representing any Nonvoting Common Stock or Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

               (iii) issuance of certificates for Common Stock upon conversion of Nonvoting Common Stock and for Nonvoting Common Stock upon conversion of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock or Nonvoting Common Stock, as the case may be.

               (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Nonvoting Common Stock, solely for the purpose of issuance upon the conversion of the Nonvoting Common Stock and Common Stock, respectively, such number of shares of Nonvoting Common Stock and Common Stock issuable upon the conversion of all outstanding Common Stock and Nonvoting Common Stock, as the case may be. All shares of the Classes of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of the Classes of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of the Classes of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

               (v) The Corporation shall not close its books against the transfer of shares of the Classes of Common Stock in any manner which would interfere with the timely conversion of any shares of the Classes of Common Stock. The Corporation shall assist and cooperate with any holder of the Classes of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of the Classes of Common Stock hereunder (including without limitation, making any filings required to be made by the Corporation).

     Section 5.  Stock Splits.
                 ------------

          If the Corporation in any manner subdivides or combines the outstanding shares of one class of the Classes of Common Stock, the outstanding shares of the other class of the Classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

     Section 6.  Registration of Transfer.
                 ------------------------

          The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Classes of Common Stock. Upon the surrender of any certificate representing shares of any class of the Classes of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 7.  Replacement.
                 -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of the Classes of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8.  Notices.
                 -------

          All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 9.  Amendment and Waiver.
                 --------------------

          No amendment or waiver of any provision of this Part C shall be effective without the prior approval of (i) the holders of a majority of the then outstanding Common Stock voting as a separate class and (ii) the holders of a majority of the then outstanding Nonvoting Common Stock voting as a separate class.

                        Article V:  Board of Directors
                                    ------------------

          5A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. All vacancies and newly created directorships resulting from any increase in the authorized number of directors, as well as any other vacancies, shall be filled exclusively by a majority of the directors in office immediately prior to such increase. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

          5B. The number of directors constituting the entire Board shall be not less than three nor more than nine as fixed from the time to time, in accordance with the Bylaws, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be seven until otherwise fixed in accordance with the Bylaws.

          5C. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then number of directors constituting the entire Board permits with the term of office of one class expiring each year. The three classes of directors shall be designated Class I, Class II, and Class III. The Board of Directors shall (i) assign one of the three current directors to each of Class I, Class II, and Class III, respectively (ii) determine, within the constraints of this Article V the number of directors of each class, and (iii) pursuant to this Article V fill any vacancies. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2000, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2001 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2002. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2000, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

          5D. Notwithstanding any other provision contained in this Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

       Article VI:  Limitation of Director Liability and Indemnification
                    ----------------------------------------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person's heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VI to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article VI shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.

                    Article VII:   Call of Special Meetings
                                   ------------------------

          Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board. Special meetings of the stockholders may not be called by the stockholders.

                   Article VIII:  Definition of Voting Stock
                                  --------------------------

          For the purposes of this Restated Certificate of Incorporation, "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

             Article IX:  No Stockholder Action by Written Consent
                          ----------------------------------------

          No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                 Article X:  Amendment of Corporate Documents
                             --------------------------------

     Section 1.  Restated Certificate of Incorporation.  In addition to any
                 -------------------------------------
affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission of any provision of this Third Restated Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of two-thirds of the outstanding Voting Stock of the Corporation.

          Subject to the foregoing, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Third Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

     Section 2.  Bylaws.  The Board of Directors of the Corporation shall have
                 ------
the power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of a majority of the members of the Board of Directors of the Corporation then in office.

          6. The foregoing Restated Certificate of Incorporation has been approved by the Corporation's Board of Directors by written consent in accordance with Section 141(f) of the Delaware General Corporation Law.

          7. Pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the stockholders of this Corporation consented to the above Restated Certificate of Incorporation.

          IN WITNESS WHEREOF, Corinthian Colleges, Inc. has caused this Restated Certificate of Incorporation to be signed by David Moore, its President, and attested by Paul St. Pierre, its Secretary, this ____ day of ____________________, 1999.


                             CORINTHIAN COLLEGES, INC.



                             By:  _______________________________________
                                  David Moore
                                  President


ATTEST:



By:  ________________________________
     Paul St. Pierre
     Secretary